Exhibit 99.1

     Tower Group, Inc. Announces Plans for Multi-Year Reinsurance

    NEW YORK--(BUSINESS WIRE)--Feb. 28, 2006--Tower Group, Inc. (NASDAQ: TWGP) today announced that it is in discussions with a Bermuda reinsurance company in formation to enter into a multi-year quota share reinsurance agreement under which Tower's insurance subsidiaries will cede to the reinsurer between 25% and 45%, subject to periodic adjustment by Tower, of the premiums and losses on their brokerage insurance business that it has historically written through its retail and wholesale agents and traditional program business written through program underwriting agencies comprised of classes of business that Tower has historically written. The ceding commission for the brokerage business is expected to be initially 34% of ceded written premiums and may in later years be subject to upward and downward adjustments depending on the loss ratio and other conditions. The ceding commission for the traditional program business is expected to be 30% and may be adjusted upward based upon the loss ratio. The proposed reinsurance agreement is expected to have a term of three years but may allow for cancellation by the reinsurer after two years if certain loss ratios are exceeded.
    Tower is also in discussions with the Bermuda reinsurer's parent holding company with respect to proposed pooling arrangements to be entered into between Tower's insurance subsidiaries and U.S. domiciled specialty insurance company subsidiaries that the Bermuda holding company may acquire in the future. Under these proposed pooling arrangements, Tower would manage and participate in a range between 55% and 75% of pools consisting of brokerage and traditional program business. It is expected that the percentage of the premiums and losses ceded by Tower's insurance subsidiaries under the traditional quota share reinsurance agreements would be reduced once the pooling is in place. Tower also proposes to participate in a range between 15% and 25% of a another pool to be managed by the insurance company subsidiaries of the Bermuda holding company consisting of specialty program business written through program underwriting agencies for classes of business that Tower has not historically written. These pooling percentages are subject to adjustment by the pool manager. It is also expected that the quota share reinsurance agreement for the specialty program business will terminate once the specialty pool is established. Tower will receive a fee to manage the brokerage business expected to be initially 34% and may in later years be subject to upward and downward adjustment based upon the loss ratio and other conditions. It will also receive a 30% fee to manage the traditional program business subject to upward adjustment depending upon the loss ratio. The insurance company subsidiaries of the Bermuda holding company will receive a fee expected to be approximately 30% for managing the specialty program business that can be adjusted upward based upon the loss ratio. The insurance company that issues policies for the pool would receive a payment for taxes and other fees expected to be approximately 3%.
    Until the Bermuda holding company acquires U.S. domiciled specialty insurance company subsidiaries, the management company owned by the Bermuda holding company intends to manage the specialty program business and risk sharing business such as pooling with other insurance companies utilizing Tower's insurance companies. Tower will cede between 75% and 85%, subject to periodic adjustment by Tower, of its specialty program business and insurance risk sharing business to the Bermuda reinsurer. The management company expects to receive a ceding commission of 30% for managing the specialty program business and risk sharing business, which commission can be adjusted upward based upon the loss ratio less a payment for taxes and other fees expected to be approximately 3% to Tower. It is expected that the quota share reinsurance agreement for the specialty program business and insurance risk sharing business will terminate once the Bermuda holding company acquires its own insurance companies and the specialty pool is established.
    Tower's insurance companies are also expected to enter into a service and expense sharing agreement with a management company owned by the Bermuda holding company pursuant to which Tower will provide insurance company services now offered by Tower, such as claims adjustment, policy administration, technology solutions, underwriting, and risk management services, to the U.S. domiciled insurance subsidiaries of the Bermuda holding company, as well as to companies appointed as managing general underwriters by those companies.
    In addition, Tower has recently invested $15 million in the Bermuda holding company, and Michael H. Lee, Chairman, President and Chief Executive Officer of Tower, is expected to serve as Chairman, Chief Executive Officer and President of the Bermuda holding company. Mr. Lee will devote his full business time between Tower and the Bermuda holding company. Several other members of Tower's management team are expected to resign their positions with Tower and take up positions with the Bermuda company, including Joel S. Weiner, Senior Vice President Strategic Planning, Robert Hedges, Vice President Home Office Underwriting and Joseph P. Beitz, Managing Vice President Programs. In addition, Greg T. Doyle is expected to resign as a director on Tower's Board and become a director of the new Bermuda holding company.
    Mr. Lee stated, "These proposed arrangements should enable Tower to strengthen its business model which relies on reinsurance, the surplus capacity of other insurance companies along with its own surplus to provide the underwriting capacity for growth while generating commission and fee income to augment its return on equity. We expect that the traditional quota share reinsurance will not be subject to the regulatory scrutiny that "finite" quota share reinsurance has recently attracted, and that the proposed pooling arrangement will provide a more efficient method for accessing other insurance companies. In addition, we expect these arrangements will provide us with a long-term business partner to support the growth that we have been experiencing. It also reinforces our commitment and focus on the traditional brokerage business and continued expansion into traditional program business while enabling us to participate in specialty program business that we began writing in 2005." In commenting on his dual CEO role at Tower and the new company, Mr. Lee stated, "I believe the strategic relationship between these two companies as well as the strength of Tower's management team will enable me to fulfill my new role in both companies."
    The proposed arrangements are subject to board approvals, the negotiation and execution of definitive agreements, the completion of the Bermuda company's capitalization and any requisite regulatory approvals.

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
    For more information visit Tower's website at http://www.twrgrp.com/.

    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             tsong@twrgrp.com
             or
             Investor Relations:
             Makovsky + Company
             Gene Marbach, 212-508-9600
             gmarbach@makovsky.com